                                                                    EXHIBIT 99.2


THIS LETTER OF ACCEPTANCE AND TRANSMITTAL IS ONLY FOR USE IN CONNECTION WITH THE OFFER BY ABRAXAS ACQUISITION CORPORATION TO PURCHASE ALL OF THE OUTSTANDING COMMON SHARES OF GREY WOLF EXPLORATION INC., DATED ____, 2001. YOU ARE STRONGLY URGED TO READ THE CIRCULAR AS WELL AS THE INSTRUCTIONS SET FORTH IN THIS LETTER OF ACCEPTANCE AND TRANSMITTAL CAREFULLY BEFORE COMPLETING IT.

THE TERMS AND CONDITIONS USED IN THE ACCOMPANYING OFFER TO PURCHASE/TAKE-OVER BID CIRCULAR/PROXY STATEMENT/PROSPECTUS DATED _______, 2001 (THE "CIRCULAR") ARE INCORPORATED INTO AND FORM AN INTEGRAL PART OF THIS LETTER OF ACCEPTANCE AND TRANSMITTAL. CAPITALIZED TERMS USED IN THIS LETTER OF ACCEPTANCE AND TRANSMITTAL THAT ARE DEFINED IN THE CIRCULAR HAVE THE SAME MEANING IN THIS LETTER OF ACCEPTANCE AND TRANSMITTAL UNLESS OTHERWISE DEFINED HEREIN.

                      LETTER OF ACCEPTANCE AND TRANSMITTAL

                          to accompany certificates for
                                the common shares
                                       of

                           GREY WOLF EXPLORATION INC.
                                  ("Grey Wolf")

      to be deposited pursuant to the Offer to Purchase dated ____, 2001 by

                         ABRAXAS ACQUISITION CORPORATION
                                ("AcquisitionCo")

------------------------------------------------------------------------------
THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (LOCAL TIME IN CALGARY,
  ALBERTA) ON _____, 2001 (THE "EXPIRY TIME") UNLESS WITHDRAWN OR EXTENDED.
------------------------------------------------------------------------------

      You must complete this Letter of Acceptance and Transmittal ("Transmittal Letter") if you wish to accept the offer by AcquisitionCo (the "Offer") to purchase your Grey Wolf common shares ("Grey Wolf Shares"), as set forth in the accompanying Circular.

      To accept the Offer, Valiant Corporate Trust Company (the "Depositary") must receive your certificate(s) representing Grey Wolf Shares to be deposited, together with a properly completed and duly executed copy of this Transmittal Letter (or a manually signed facsimile thereof), and all other documents required by this Transmittal Letter, by mail, courier or hand delivery, at or before the Expiry Time at its principal office in Calgary, Alberta indicated below.

      If you wish to accept the Offer, and certificates representing beneficial ownership of your Grey Wolf Shares are not immediately available or time will not permit the certificates and all required documents to reach the Depositary at or before the Expiry Time, your Grey Wolf Shares may nevertheless be deposited under the Offer by completing the Notice of Guaranteed Delivery and following the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase beginning on page __ of the accompanying Circular.

      Please read carefully the transmittal instructions set forth below before completing this Transmittal Letter. The Depositary or your broker or other financial advisor will assist you in completing this Transmittal Letter.

DELIVERY OF THIS TRANSMITTAL LETTER TO A PERSON OTHER THAN THE DEPOSITARY OR TO AN ADDRESS OTHER THAN AS SET FORTH HEREIN WILL NOT CONSTITUTE VALID DELIVERY.

      TO:         AcquisitionCo

      AND TO:     Grey Wolf Exploration Inc.
      AND TO:     Valiant Corporate Trust Company

The undersigned:

      (1) acknowledges receipt of the Circular and the Offer by AcquisitionCo dated ___, 2001, contained in the Circular beginning on page __ thereof.

      (2) subject only to the rights of withdrawal under the Offer, unless otherwise agreed, irrevocably accepts the Offer on and subject to its terms and conditions, and hereby deposits, sells, assigns and transfers to AcquisitionCo all right, title and interest in and to the Grey Wolf Shares described below (the "Purchased Shares") and in and to any and all dividends, distributions, payments, securities, rights, assets or other interests accrued, declared, paid, issued, transferred, made or distributed on or in respect of the Purchased Shares on and after the date of the Offer (collectively, "Other Securities"), effective from and after the date AcquisitionCo takes up and pays for the Purchased Shares (the "Effective Date"):

      (3) hereby delivers to you the enclosed certificate(s) for Grey Wolf Shares, as detailed in the following table:

                  DESCRIPTION OF GREY WOLF SHARES DEPOSITED
 (MUST BE COMPLETED. IF SPACE IS INSUFFICIENT, PLEASE ATTACH A SIGNED LIST IN
                                THE FORM BELOW.)


-------------------------------------------------------------------------------------------------------
                                                    TOTAL NUMBER OF GREY WOLF
  NAME(S) AND ADDRESS(ES) OF                            SHARES EVIDENCED           NUMBER OF GREY WOLF
    REGISTERED HOLDER(S)         CERTIFICATE NO(S).     BY CERTIFICATE(S)           SHARES DEPOSITED*
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------

      * Unless otherwise indicated, the Depositary will assume that all Grey Wolf Shares evidenced by any certificate(s) submitted to the Depositary are being deposited pursuant to the Offer. See Instruction 6.

      (4) agrees and acknowledges that if, on or after the date of the Offer, Grey Wolf should declare or pay any cash or stock dividend or declare, make or pay any other payments or distributions on, or declare, allot, reserve or issue any securities, rights, assets or other interests with respect to, the Grey Wolf Shares, payable or distributable to holders of record on a date prior to the transfer into the name of AcquisitionCo or its nominee or transferee on Grey Wolf's securities transfer records for Grey Wolf Shares exchanged pursuant to the Offer, the undersigned will receive and hold such dividend, distribution or rights for the account of AcquisitionCo; and

            (a) in the case of cash dividends, distributions or payments, the amount of such cash dividends, distributions and payments shall be received by and held by the undersigned for the account of AcquisitionCo until AcquisitionCo pays for such Grey Wolf Shares and the purchase price per share payable pursuant to the Offer will be reduced by the amount of any such cash dividends, distributions or payments retained by the undersigned; and

            (b) in the case of non-cash dividends, distributions, payments, securities, rights, assets or other interests, the whole of any such non-cash dividends, distributions, payments, securities, rights, assets or other interests shall be received and held by the undersigned for the account of AcquisitionCo and must promptly be remitted and transferred by the undersigned to the Depositary for the account of AcquisitionCo accompanied by appropriate documentation of transfer and pending such remittance, AcquisitionCo shall be entitled to all rights and privileges as owner of any such non-cash dividends, distributions, payments, securities, rights, assets or other interests and may withhold the entire purchase price payable by AcquisitionCo to the undersigned pursuant to the Offer or deduct from the purchase price payable by AcquisitionCo pursuant to the Offer, the amount or value thereof as determined by AcquisitionCo in its sole discretion;

      (5) represents and warrants that (a) the undersigned owns the Purchased Shares and any Other Securities being deposited within the meaning of applicable securities laws; (b) the undersigned has full power and authority to execute and deliver this Transmittal Letter and to deposit, sell, assign and transfer the Purchased Shares and Other Securities to AcquisitionCo without restriction, and all information provided by the undersigned pursuant to this Transmittal Letter is accurate; (c) the deposit of such Purchased Shares and Other Securities with the Depositary complies with applicable securities laws; and (d) when such Purchased Shares and Other Securities are taken up and paid for by AcquisitionCo, AcquisitionCo will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, claims and equities;

      (6) covenants that the undersigned will execute, upon request, any additional documents necessary or desirable to complete the sale, assignment and transfer of the Purchased Shares and Other Securities to AcquisitionCo pursuant to the Offer;

      (7) directs the Depositary (a) unless otherwise indicated under "Special Payment Instructions" below, to issue the certificates representing shares of Abraxas Petroleum Corporation and the cheque (if any) for the purchase price and/or any certificates representing the balance of any Grey Wolf Shares not deposited or purchased in their entirety in the name(s) of the undersigned; (b) unless otherwise indicated under "Special Delivery Instructions" below, to forward by first class insured mail, postage prepaid, the certificates representing shares of Abraxas Petroleum Corporation common stock for the purchase price and the cheque (if any) representing payment for fractional shares and/or any certificates representing the balance of any Grey Wolf Shares not deposited or purchased in their entirety (and accompanying documents, as appropriate) to the undersigned at the address appearing under "Description of Shares Deposited" above or, if no name, address or delivery instructions are indicated, to the address of the undersigned as it appears on the applicable share register maintained by Grey Wolf; and (c) in the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, to issue the certificates representing shares of Abraxas Petroleum Corporation common stock and the cheque (if any) for the purchase price and/or any certificates representing the balance of any Grey Wolf Shares not deposited or purchased in their entirety to or hold such certificates for the person or persons so indicated;

      (8)   waives any right to receive  notice of purchase  of the  Purchased
Shares;

      (9) agrees, from and after the Effective Date, (a) not to vote any of the Purchased Shares or Other Securities at any meeting (whether annual, special or otherwise) of holders of securities of Grey Wolf; (b) not to exercise any or all of the other rights or privileges attached to any of the Purchased Shares or Other Securities or to any or all instruments of proxy, authorizations or consents in respect thereof; (c) to execute and deliver to AcquisitionCo any and all instruments of proxy, authorizations or consents in respect of any or all of the Purchased Shares or Other Securities; and (d) to designate in any such instruments of proxy, the person or persons specified by AcquisitionCo as the proxy or the proxy nominee or nominees of the holder of the Purchased Shares or Other Securities;

      (10) acknowledges that if, on or after the date of the Offer, Grey Wolf should split, combine or otherwise change any of the Grey Wolf Shares or its capitalization or disclose that it has taken or intends to take any such action, then AcquisitionCo may, in its sole discretion, make such adjustments as it deems appropriate to reflect such split, combination or other change in the purchase price and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amounts payable therefor);

      (11) irrevocably appoints any officer of AcquisitionCo, and each of them, and any other person designated by AcquisitionCo in writing, as the true and lawful agent, attorney and attorney-in-fact and proxy with respect to the Purchased Shares and any Other Securities, effective from and after the

Effective Date, with full power of substitution, in the name and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest),

            (a) to register, record, transfer and enter the transfer of the Purchased Shares and Other Securities on the appropriate register of holders of Grey Wolf; and

            (b) to exercise any and all of the rights of the undersigned in respect of the Purchased Shares and any Other Securities including, without limitation, to vote and to execute and deliver any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Shares and Other Securities, revoke any such instrument, authorization or consent given prior to or after the Effective Date, designate in any such instrument of proxy any person or persons as the proxy or the proxy nominee or nominees of the undersigned in respect of such Purchased Shares and such Other Securities for all purposes including, without limiting the generality of the foregoing, in connection with any meeting (whether annual, special or otherwise) of holders of securities of Grey Wolf (or any adjournment thereof), and execute, endorse and negotiate, for and in the name of and on behalf of the undersigned, any and all cheques or other instruments respecting any distribution payable to or to the order of the undersigned;

      (12) hereby revokes any and all authority (other than as granted in this Transmittal Letter), whether as agent, attorney-in-fact, attorney, proxy or otherwise, hereinbefore conferred or agreed to be conferred by the undersigned at any time with respect to any or all of the Purchased Shares or Other Securities, and covenants that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be given with respect thereto by the undersigned;

      (13) acknowledges and agrees that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Purchased Shares or Other Securities, including the propriety and effect of the execution of this Transmittal Letter, will be determined by AcquisitionCo in its sole discretion, and agrees that such determination shall be final and binding;

      (14) acknowledges that (a) AcquisitionCo reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which, in the opinion of its counsel, may be unlawful to accept under the laws of any jurisdiction, (b) AcquisitionCo reserves the absolute right to waive any defect or irregularity in the deposit of any Purchased Shares or Other Securities, and (c) there shall be no obligation on AcquisitionCo, the Dealer Managers, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice;

      (15) understands that a deposit of any Purchased Shares or Other Securities pursuant to any one of the procedures described in the formal Offer to Purchase beginning on page __ of the Circular and the instructions set forth in this Transmittal Letter will constitute a binding agreement between the undersigned and AcquisitionCo upon the terms and subject to the conditions set out in the Offer to Purchase and subject to the terms of this Transmittal Letter; and

      (16) acknowledges that all authority conferred or agreed to be conferred in or by this Transmittal Letter shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Transmittal Letter shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      (17) agrees that the covenants, representations and warranties of the undersigned herein contained shall survive the closing of the offer.

                    -------------------------------------

      By reason of the use by the undersigned of an English language form of Transmittal Letter, the undersigned is deemed to have required that any contract evidenced by the Offer as accepted through this Transmittal Letter, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage d'une lettre d'acceptation et d'envoi en langue anglaise par le soussigne, le soussigne est repute avoir demande que tout contrat atteste par l'Offre que est accepte au moyen, del presentes lettre d'acceptation et d'envoi, ainsi que tous les documents qui s'y rapportent, soient rediges exclusivement en langue anglaise.

                                   SIGNATURES

------------------------------------------------------------------------------

Signature guaranteed by:          Dated:_______________________________, 2001
(See Instructions 2 and 3)



---------------------------       ------------------------------------------
Authorized Signature              Signature of Grey Wolf Shareholder or
                                  Authorized Representative
                                  (See Instruction 1)


---------------------------       ------------------------------------------
Name of Eligible Institution      Name of Grey Wolf Shareholder
(please print or type)            (please print or type)


---------------------------       ------------------------------------------
Address (please print or type)    Name of Authorized Representative, if
                                  applicable
                                  (please print or type)


---------------------------       ------------------------------------------
City, State/Province, Country,    Area Code and Telephone No.
Postal Code                       (please print or type)
(Please print or type)


                                  ------------------------------------------
                                  Social Insurance Number or Taxpayer
                                  Identification Number or Social Security
                                  Number of U.S. resident

--------------------------------------------------------------------------------
                SPECIAL PAYMENT/SPECIAL DELIVERY INSTRUCTIONS


                                 SPECIAL PAYMENT
                                  INSTRUCTIONS
                           (See Instructions 4 and 6)

      To be completed ONLY if certificates representing the balance of any Grey Wolf Shares not deposited or purchased in their entirety and/or certificates representing shares of Abraxas Petroleum Corporation common stock and the cheque (if any) to be issued in payment of the purchase price for the Purchased Shares are to be issued in the name of someone other than the undersigned. Issue to:


Name:
      ------------------------------
             (Please Print)

Address:
        ----------------------------

        ----------------------------

        ----------------------------
            (Include Postal Code)

U.S. Residents/Citizens must provide their Social Security Number or Tax Payer Identification Number here:


                         ------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                          DEPOSIT PURSUANT TO NOTICE OF
                               GUARANTEED DELIVERY
                               (See Instruction 1)

[ ] Check here only if Grey Wolf Shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:


Name(s) of Registered Holder(s):


------------------------------------


Date of Execution of Notice of Guaranteed Delivery:


--------------------------------

Name of Eligible Institution which Guaranteed Delivery:


--------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                SPECIAL DELIVERY
                                  INSTRUCTIONS
                           (See Instructions 4 and 6)

To be completed ONLY if the certificates representing the balance of any Grey Wolf Shares not deposited or purchased in their entirety and/or certificates representing shares of Abraxas Petroleum Corporation common stock and the cheque (if any) to be issued in payment of the purchase price for the Purchased Shares are to be sent to someone other than the undersigned or to the undersigned at an address other than that appearing under "Description of Shares Deposited" above, or are to be held by the Depositary for pick-up by the undersigned or by any person designated by the undersigned in writing.

Send to:


Name:
      ------------------------------
             (Please Print)

Address:
         ---------------------

         ---------------------

         ---------------------
         (Include Postal Code)

[ ] Hold for pick-up at the office at which the Purchased Shares were deposited, against counter receipt.

--------------------------------------------------------------------------------

                               SOLICITED DEPOSITS
                               (See Instruction 8)

If applicable, the depositing holder of Grey Wolf Shares signing above represents that the member of the soliciting dealer who solicited and obtained this deposit is:

Name of Firm:
              ----------------------------------------

Name of Individual:
                    ----------------------------------

Address of Firm:
                 -------------------------------------

[ ] Check here if registered holder represents more than one beneficial holder and attach a list of beneficial holders and shares held by each.

                   TRANSMITTAL AND ACCEPTANCE INSTRUCTIONS

      1. DELIVERY OF LETTER OF ACCEPTANCE AND TRANSMITTAL AND Certificates. To accept the Offer, certificate(s) representing beneficial ownership of Grey Wolf Shares, together with a properly completed and duly executed copy of this Transmittal Letter (or a manually signed facsimile thereof) and all other documents required by this Transmittal Letter, must be received by the Depositary at its principal office in Calgary, Alberta, as indicated below at or before the Expiry Time, unless the procedures for guaranteed delivery set forth below are employed.

      A holder of Grey Wolf Shares whose certificate(s) for such shares are not immediately available or who cannot deliver his or her certificates and all other required documents to the Depositary at or before the Expiry Time, may deposit his or her Grey Wolf Shares by properly completing and executing a Notice of Guaranteed Delivery pursuant to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase beginning on page __ of the Circular. Pursuant to such procedure, (i) such deposit must be made only at the principal office of the Depositary in Calgary, Alberta, by or through an Eligible Institution (as defined below); (ii) a properly completed and duly executed Notice of Guaranteed Delivery, in the accompanying form (or a manually signed facsimile thereof), must be received by the Depositary at its principal office in Calgary, Alberta, at or before the Expiry Time; and (iii) the certificate or certificates representing such deposited Grey Wolf Shares, in proper form for transfer, together with a properly completed and duly executed copy of this Transmittal Letter (or a manually signed facsimile thereof) with any required signature guarantees and any other documents required by this Transmittal Letter, must be received by the Depositary at its principal office in Calgary, Alberta, at or before 5:00 p.m. Calgary, Alberta, time on the third business day after the Expiry Time. Delivery to any offices of the Depositary other than its principal office in Calgary, Alberta, does not constitute delivery for the purpose of satisfying a guaranteed delivery. See Section 3 of the Offer to Purchase beginning on page __ of the Circular.

      Holders whose Grey Wolf Shares are registered in the name of a nominee should contact their broker, dealer, bank, trust company or other nominee for assistance in depositing such Grey Wolf Shares.

      The method of delivery of certificates, this Transmittal Letter and all other required documents is at the option and risk of the depositing shareholder and delivery will be deemed effective only when such documents are actually received. AcquisitionCo recommends that such documents be delivered by hand to the Depositary and a receipt obtained or, if mailed, that registered mail (return receipt requested) be used and proper insurance obtained.

      2. GUARANTEE OF SIGNATURES. No signature guarantee is required on this Transmittal Letter (i) if this Transmittal Letter is signed by the registered holder(s) of the Grey Wolf Shares (unless such holder has completed the box entitled "Special Payment Instructions") or (ii) if such Grey Wolf Shares are deposited for the account of a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office or correspondent in Calgary, Alberta, or a firm that is a member of a recognized stock exchange in Canada, the Investment Dealers Association of Canada, a national securities exchange in the United States of America or the National Association of Securities Dealers, Inc. (each, an "Eligible Institution"). In all other cases, all signatures on this letter must be guaranteed by an Eligible Institution. See also Instruction 3.

      3. SIGNATURES ON LETTER OF ACCEPTANCE AND TRANSMITTAL, POWERS AND ENDORSEMENTS. If this Transmittal Letter is signed by the registered holder(s) of Grey Wolf Shares represented by the deposited certificate(s), the signature(s) must correspond with the name(s) as written on the face of such certificate(s) without alteration, enlargement or any change whatsoever and such certificate(s) need not be endorsed.

      If this Transmittal Letter is signed by a person other than the registered holder(s) of the Grey Wolf Shares represented by the deposited certificates, or if certificates representing Grey Wolf Shares for which the Offer has not been accepted are to be issued to a person(s) other than the registered holder(s), then the certificate(s) must be endorsed or accompanied by share transfer powers duly and properly completed by the registered holder(s), in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). The signature(s) on such certificate(s) or powers must be guaranteed by an Eligible Institution.

      If the deposited Grey Wolf Shares are held of record by two or more joint owners, all such owners must sign this Transmittal Letter. If any deposited Grey Wolf Shares are registered in different names on similar certificates, it will be necessary to complete, sign and submit as many separate copies of this Transmittal Letter as there are different registrations of certificates.

      If this Transmittal Letter or any certificates or powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and proper evidence satisfactory to AcquisitionCo of their authority to so act must be submitted. AcquisitionCo or the Depositary, in their sole discretion, may require evidence of authority or additional information.

      4. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If the certificates representing shares of Abraxas Petroleum Corporation common stock and the cheque (if any) to be issued in payment of the purchase price for Grey Wolf Shares purchased, or if certificates representing the balance of any Grey Wolf Shares not deposited or purchased, are to be:

            i issued in the name of a person(s) other than the person(s) signing this Transmittal Letter;

            ii. sent to someone other than the person(s) signing this Transmittal Letter or to the person(s) signing this Transmittal Letter at an address other than that appearing in the box entitled "Description of Shares Deposited"; or

            iii. held by the Depositary for pick-up by the undersigned or any person designated by the undersigned in writing;

      the boxes entitled "Special Payment Instructions" and/or "Special Delivery Instructions", as applicable, should be completed.

      5. INADEQUATE SPACE. If the space provided herein for any information is inadequate, the required information should be set out on a separate signed list attached hereto.

      6. PARTIAL DEPOSITS. If fewer than all the Grey Wolf Shares evidenced by any certificate(s) submitted are to be deposited, fill in the number of Grey Wolf Shares that are to be deposited in the box entitled "Number of Shares Deposited." In such case, a new certificate(s) for Grey Wolf Shares not deposited will be issued and sent to the person(s) signing this Transmittal Letter, unless otherwise provided in the boxes entitled "Special Payment Instructions" and/or "Special Delivery Instructions", as soon as practicable after the expiration or termination of the Offer. The total number of Grey Wolf Shares evidenced by a certificate(s) submitted to the Depositary will be deemed to have been deposited unless otherwise indicated.

      7. SOLICITATION. Identify the investment dealer or broker, if any, who has solicited acceptance of the Offer by completing the box entitled "Solicited Deposits" above and present a list of beneficial holders, if applicable.

      8. REQUEST FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Depositary. Additional copies of the Offer and Circular and this Transmittal Letter may be obtained on request and without charge from the Depositary at its principal office in Calgary, Alberta, as indicated below. Holders of Grey Wolf Shares may also contact the Dealer Managers, Abraxas or their local broker, dealer, commercial bank or trust company for assistance.

      9. LOST CERTIFICATES. If a certificate representing Grey Wolf Shares has been lost or destroyed, this Transmittal Letter should be completed as fully as possible and forwarded to the Depositary together with a letter stating the loss. The Depositary will contact you to advise of the replacement requirements.

      10. GOVERNING LAW. The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

      Manually signed facsimile copies of this Transmittal Letter, properly completed and duly executed in accordance with the instructions in this Transmittal Letter, will be accepted. This Transmittal Letter, certificates for Grey Wolf Shares and any other required documents should be sent or delivered by each holder of Grey Wolf Shares or such holder's investment dealer, stockbroker, bank, trust company or other nominee to the Depositary at the appropriate address set forth below.

                         THE DEPOSITARY FOR THE OFFER IS

                         VALIANT CORPORATE TRUST COMPANY


                         Valiant Corporate Trust Company
                           510, 550 - 6th Avenue, S.W.
                            Calgary, Alberta T2P 0S2
                      Attention: Stock Transfer Department

                              FOR INFORMATION CALL:

                                 (403) 233-2801


                     THE DEALER MANAGERS FOR THE OFFER ARE:



               IN CANADA                        IN THE UNITED STATES

        CIBC WORLD MARKETS INC.               CIBC WORLD MARKETS CORP.
     11th Floor Bankers Hall East                 1600 Smith Avenue
         855 - 2nd Street S.W.                       Suite 3000
       Calgary, Alberta T2P 457                   Houston, TX 77002

       Telephone: (403) 260-0500              Telephone: (713) 650-2500